Exhibit 4.1

FORM OF CERTIFICATE FOR THE PREFERRED STOCK

THE SOUTH FINANCIAL GROUP, INC.

Incorporated under the laws of
the State of South Carolina

NUMBER 1	PREFERRED STOCK, SERIES M	100 SHARES ($71,000 AGGREGATE LIQUIDATION PREFERENCE)

This is to certify that The Toronto-Dominion Bank is the registered owner of 100 fully paid and non-assessable shares of Preferred Stock, Series M no par value and a liquidation preference of $710.00 per share ($71,000 liquidation preference in the aggregate), of The South Financial Group, Inc., a South Carolina corporation (the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.  This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:  May [  ], 2010

THE SOUTH FINANCIAL GROUP, INC.
[Seal]	By: Name: H. Lynn Harton Title: President and Chief Executive Officer
By: Name: William P. Crawford, Jr. Title: Executive Vice President, General Counsel and Secretary
Countersigned and registered Registrar and Transfer Co. as Transfer Agent and Registrar By: ____________________________ Authorized Officer

(REVERSE OF CERTIFICATE)

THE SOUTH FINANCIAL GROUP, INC.

The Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.  Such request should be addressed to the Corporation or the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with rights of survivorship and not as tenants in common
UNIF GIFT
MIN ACT –	Custodian
(Cust)	(Minor)
under Uniform Gift to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

THE HOLDERS OF THE PREFERRED STOCK, SERIES M SHALL NOT, DIRECTLY OR INDIRECTLY SELL, ASSIGN, TRANSFER, ENCUMBER OR OTHERWISE DISPOSE OF, OR ENTER INTO ANY CONTRACT, OPTION OR OTHER ARRANGEMENT OR UNDERSTANDING WITH RESPECT TO THE DIRECT OR INDIRECT SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF, THE PREFERRED STOCK, SERIES M; provided that THE HOLDER OF THE PREFERRED STOCK, SERIES M may, directly or indirectly, sell, assign, transfer, encumber and otherwise dispose of the PREFERRED STOCK, SERIES M to any of its wholly owned subsidiaries.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS SHARE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.